                                                                  Exhibit 99.1


FOR IMMEDIATE RELEASE

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CONTACT:
SatCon Technology Corporation-Registered Trademark-                Thomson Financial Investor Relations
Michael Turmelle                                                   Erik Knettel
Chief Operating Officer                                            Director - Technology Consulting
(617) 661-0540                                                     (212) 701-1963
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                SATCON AFFILIATE BEACON POWER CORPORATION RAISES
                       $28.5 MILLION IN PRIVATE PLACEMENT

     PROCEEDS TO FUND CAPACITY EXPANSION FOR MANUFACTURING FLYWHEEL ENERGY STORAGE SYSTEMS.


Cambridge, MA - June 1, 2000 -- SatCon Technology Corporation-Registered Trademark- (Nasdaq NM:SATC), a leader in power and energy management products targeted at the distributed power market, today announced that its Beacon Power Corporation affiliate has closed a $28.5 million private placement of Beacon Power's Class F preferred stock with GE Capital, Mechanical Technology Incorporated (Nasdaq:MKTY), DQE Enterprises, Inc., a wholly owned subsidiary of DQE, Inc. (NYSE:DQE), The Beacon Group Energy Investment Fund II, L.P., Penske Corporation, Micro-Generation Technology Fund (Arete Corporation) and Perseus Capital, L.L.C. GE Capital, Mechanical Technology and Perseus Capital each invested $6.0 million. The Beacon Group invested $4.5 million and DQE Enterprises, Penske and Micro-Generation Fund each invested $2.0 million. Beacon Power plans to utilize the proceeds from the private placement to complete the commercialization of its flywheel energy storage system and to begin establishing production capability.

"We are excited about this significant investment," said David Eisenhaure, SatCon's President and Chief Executive Officer. "We believe that the support of Beacon Power's investors validates our vision that flywheel energy storage systems can be an environmentally friendly alternative to batteries. We are also pleased to note that DQE Enterprises, Micro-Generation Technology Fund and Perseus Capital were already strategic investors in Beacon Power, and that DQE Enterprises and Mechanical Technology are also strategic investors in SatCon. We are excited that these companies have been joined by such an impressive list of investors such as The Beacon Group and Penske Corporation. We are also pleased that General Electric has elected to invest in Beacon Power and that GE and Beacon Power have an agreement that GE Corporate Research and Development will perform co-development activities aimed at flywheel commercialization and production. SatCon owns 30% of the outstanding capital stock of Beacon Power on a common equivalent basis after this financing. As Beacon Power's largest shareholder, we believe that this investment has strengthened Beacon Power and we view this investment as increasing Beacon Power's overall valuation."

"Beacon Power's Flywheel Uninterruptible Power Supply (UPS) System is initially targeted at the telecommunications, cable television and wireless communications industries," said Eisenhaure. "This represents a large annual market. Beacon Power continues to gather operating data from its field test units at Bell Atlantic and others, and is incorporating what it has learned into its production designs. It is also experiencing international interest in its products. In February, Beacon Power announced its first $1.5 million production order for 100 flywheel systems from TLER Associates, Ltd. in Mexico."

SatCon Technology Corporation manufactures and sells power and energy management products for distributed power generation, telecommunications, silicon wafer manufacturing, factory automation,


                                     (MORE)

SATCON AFFILIATE BEACON POWER CORPORATION
RAISES $28.5 MILLION IN PRIVATE PLACEMENT
MAY 30, 2000
PAGE 2 OF 2

aircraft, satellites and automotive applications. SatCon has three operating segments that contain six divisions. Under the Electronics Products segment, Advanced Fuel Cell Power Products manufactures and sells power conversion products for fuel cell and other power generation systems and Film Microelectronics, Inc. designs and manufactures standard and custom microelectronic circuits and interconnect products. Under the Motion Control Products segment, Magmotor manufactures standard and custom high-performance motors and magnetic suspension systems and Ling Electronics manufactures shaker vibration test equipment, power converters, amplifiers and controllers. Under the Contract Research and Development segment, SatCon Electronic Power Products performs contract research and development for power electronics and the Technology Center is responsible for new technology and product development. Our affiliate, Beacon Power Corporation, is developing flywheel energy storage systems for uninterruptible power and power quality management. For further information, please visit the SatCon website at http://www.satcon.com.

STATEMENTS MADE IN THIS DOCUMENT THAT ARE NOT HISTORICAL FACTS OR WHICH APPLY PROSPECTIVELY ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. AMONG THE IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL CIRCUMSTANCES, OR RESULTS, TO DIFFER MATERIALLY FROM THOSE IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE MARKET CONDITIONS, DEVELOPMENTS IN THE COMPANY'S BUSINESS AND INDUSTRY, DIFFICULTIES IN DEVELOPING TECHNOLOGY ENHANCEMENTS, DIFFICULTIES IN COST ENGINEERING AND DEVELOPING AND EXPANDING MANUFACTURING CAPACITY. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS IS CONTAINED FROM TIME TO TIME IN THE COMPANY'S FILINGS INCLUDING, BUT NOT LIMITED TO, THE 10-K AND 10-Q. COPIES OF THOSE FILINGS ARE AVAILABLE FROM THE COMPANY AND THE SEC.


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